Exhibit 31.4
CERTIFICATION PURSUANT TO
RULE 13a-14(a) or RULE 13d-14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
I, Troy Wichterman, certify that:
1.I have reviewed this Amendment No. 1 to the annual report on Form 10-K of BioLife Solutions, Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: April 28, 2026

/s/ Troy Wichterman
Troy Wichterman